FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 9, 2009

Merisant Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114102	52-2219000
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Merisant Company

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

33 North Dearborn, Suite 200 Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 840-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03               Bankruptcy or Receivership.

On January 9, 2009, Merisant Worldwide, Inc. (“Merisant Worldwide”), Merisant Company (“Merisant”) and their U.S. subsidiaries (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Chapter 11 Cases have been assigned to the Honorable Judge Peter J. Walsh and are being jointly administered under the caption “In re Merisant Worldwide, Inc, et. al. Case No. 09-10059 (PJW).”  The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On January 12, 2009 and January 14, 2009, Merisant issued press releases relating to the foregoing, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2.

On January 11, 2009, Merisant executed a commitment letter for a debtor-in-possession facility (“DIP Facility”) with Wayzata Investment Partners (“Wayzata”) pursuant to which Merisant will be permitted to borrow up to an aggregate of $20 million in accordance with the terms of a debtor-in-possession credit facility and related agreements to be entered into by the parties.

A copy of the commitment letter has been filed with the Bankruptcy Court in the Chapter 11 Cases.

On January 13, 2009, the Bankruptcy Court authorized Merisant to borrow up to $4.0 million in accordance with the terms of the commitment letter for the DIP Facility, and Merisant borrowed the entire $4.0 million.  The parties will finalize the documentation for the DIP Facility and seek the Bankruptcy Court’s final order authorizing the financing after which time the remaining $16 million will be available for borrowing pursuant to the terms of the DIP Facility.

The parties have agreed that the DIP Facility will contain the following material terms.

Parties.  Merisant will be the borrower under the DIP Facility, and amounts borrowed by Merisant will be guaranteed by Merisant Worldwide and each of Merisant’s U.S. subsidiaries.  Funds managed by Wayzata will be the lenders under the DIP Facility.  Wayzata will act as agent to the lenders and collateral agent.

Additional Borrowings.  After the Bankruptcy Court has entered its final order with respect to the DIP Facility, subject to compliance with conditions precedent set forth in the DIP Facility, Merisant will be permitted to make two drawings per calendar month not to exceed an aggregate of $4.0 million in any calendar month and not to exceed $16 million in the aggregate.

Interest Rate.  Loans outstanding under the DIP Facility will bear interest at a rate per annum equal to LIBOR plus 1100 basis points; provided that the LIBOR rate shall not be less than 5.0% per annum.

Maturity.  The DIP Facility will mature on the earlier to occur of (i) August 9, 2009, (ii) the effective date of any plan of reorganization, (iii) the closing date of a sale pursuant to Section 363 of the United States Bankruptcy Code of substantially all of the Debtors’ assets, (iv) the date of a conversion of the Chapter 11 Cases pursuant to Chapter 7 of the United States Bankruptcy Code, (v) at the sole discretion of Wayzata, as agent under the DIP Facility, upon the occurrence and continuation of an event of default under the DIP Facility and (vi) the date of payment in full in cash of all obligations under the DIP Facility.

Security.  All principal, interest and other amounts payable under the DIP Facility will be secured by a lien on all assets that secure Merisant’s obligations under the Amended and Restated Credit Agreement subject and junior only to the liens under the Amended and Restated Credit Agreement and certain other liens.

Certain Covenants; Plan of Reorganization.  The DIP Facility will contain customary financial and other covenants.  In addition, Merisant is required to complete actions in the Chapter 11 Cases by certain dates, including getting a plan of reorganization confirmed by the Bankruptcy Court within 165 days after the entry of the final order approving the DIP Facility.  The plan of reorganization must be substantially on the terms set forth in an exhibit to the commitment letter which contemplates, among other things, the conversion of Merisant’s 9 ½% Senior Subordinated Notes due 2013 into 100% of the common stock of the reorganized company.

Item 2.04                                             Triggering Events That Accelerate Or Increase A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constitutes or may constitute an event of default or otherwise triggers or may trigger repayment obligations under the express terms of certain instruments and agreements relating to direct financial obligations of the Debtors (the “Debt Documents”).  As a result of such an event of default or triggering event, all obligations under the Debt Documents would, by the terms of the Debt Documents, have or may become due and payable.  The Debtors believe that any efforts to enforce such payment obligations against the Debtors under the Debt Documents are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.  The material Debt Documents, and the approximate principal amount of debt currently outstanding thereunder, are as follows:

•                                          The Amended and Restated Credit Agreement, dated May 9, 2007, by and between Merisant, Credit Suisse, as administrative agent, and the lenders thereunder (the “Amended and Restated Credit Agreement”), which has Revolving Loans, Term A Loans and Term B Loans outstanding thereunder in the aggregate principal amount of approximately $205 million;

•                                          Merisant’s 9 ½% Senior Subordinated Notes due 2013, issued under the Indenture, dated July 11, 2003 between Merisant and Wells Fargo Bank Minnesota, National Association, as trustee, in the aggregate principal amount of $225 million; and

•                                          Merisant Worldwide’s12 ¼% Senior Subordinated Discount Notes due 2014, issued under the Indenture, dated July 11, 2003 between Merisant Worldwide and Wells Fargo Bank Minnesota, National Association, as trustee, in the aggregate principal amount at maturity of approximately $137 million.

Item 9.01               Financial Statements and Exhibits.

Exhibits

99.1                                                                           Press Release issued January 12, 2009.

99.2                                                                           Press Release issued January 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT WORLDWIDE, INC.

Date: January 15, 2009	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel

MERISANT COMPANY

Date: January 15, 2009	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel